SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED       AVERAGE
                        DATE             SOLD(-)            PRICE(2)
 COMMON STOCK-LEVCOR INT'L INC COM
          GAMCO ASSET MANAGEMENT INC.
                       1/05/06           10,200-             .7500
                       1/04/06            2,000              .9000
                      12/29/05            3,542-             .6500
                      12/16/05           10,800-             .4700
                      12/02/05            9,000-             .5900
                      11/29/05            3,400-             .7200
                      11/28/05            5,500-             .7800
                      11/18/05                1-            1.0000
                      11/10/05              200-            1.1700

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE OTC BB.

(2) PRICE EXCLUDES COMMISSION.